                                                                   EXHIBIT 10.11

                               THIRD AMENDMENT TO
                            SERIES 1996-A SUPPLEMENT

              This Third Amendment to Series 1996-A Supplement (this "Amendment") is entered into as of October 1, 2001, by and among Nordstrom fsb (formerly Nordstrom National Credit Bank), a federal savings bank, as transferor and as servicer (the "Transferor" and "Servicer"), Nordstrom Credit, Inc., a Colorado corporation ("NCI"), and Wells Fargo Bank West, National Association (formerly Norwest Bank Colorado, National Association), as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee").

                                    RECITALS

              The Transferor, the Servicer, the Trustee and NCI have entered into a Series 1996-A Supplement to Master Pooling and Servicing Agreement, dated as of August 14, 1996, as amended by the First Amendment, dated as of December 23, 1997, and the Second Amendment, dated as of February 28, 1999 (as amended, the "Series Supplement"), which supplements the Master Pooling and Servicing Agreement, dated as of August 14, 1996, by and among the Transferor, the Servicer, NCI and the Trustee, as amended by the First Amendment to the Pooling Agreement, dated as of March 1, 2000 (as amended and as further amended, supplemented or otherwise modified, the "Agreement").

              The parties hereto now desire to amend the Series Supplement as more fully described herein, on the terms and conditions set forth herein.

              This Amendment is being entered into pursuant to Section 13.1(c) of the Agreement.

              Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Series Supplement (as amended hereby) or the Agreement.

                                    AGREEMENT

              NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Subject to the terms and conditions hereof, the Series Supplement is hereby amended as follows:

              (a) Each reference to "EFC" contained in the Series Supplement (other than the definition of "EFC" contained in Section 2 of the Series Supplement) is hereby deleted in its entirety and replaced with "Falcon." The definition of "EFC" contained in Section 2 of the Series Supplement is hereby deleted in its entirety.

              (b) Each reference to "12:00 noon, New York City time" contained in the Series Supplement is hereby deleted in its entirety and replaced with "11:00 a.m. Chicago time."

              (c) Section 2 of the Series Supplement is hereby amended by:

                     (i) deleting the following definitions now appearing
              therein in their entirety: "Accrued Interest Component," "Face Amount" and "Interest Component."

                     (ii) amending and restating each of the following
              definitions now appearing therein in their entirety to read as follows:

                     "Agent" shall mean Bank One, NA (Main Office Chicago), in its capacity as agent for Falcon and the Bank Investors pursuant to the Transfer and Administration Agreement, and any successor thereto appointed pursuant to the Transfer and Administration Agreement.

                     "Business Day" shall mean any day other than a Saturday, a Sunday and any day on which banking institutions in Scottsdale, Arizona, Denver, Colorado, New York, New York or Chicago, Illinois are authorized or required by law to close.

                     "Class A Carrying Costs" shall mean, for any Due Period, the sum of (a) as to Falcon, the sum of all accrued CP Costs, plus all accrued fees specified in the Fee Letter as payable to Falcon or the Agent to the extent such fees are not paid by the Transferor in accordance with the provisions of the Transfer and Administration Agreement and the Fee Letter, in each case, accrued from the first day through the last day of such Due Period, and (b) as to the Bank Investors and any Liquidity Providers, the sum of all accrued Yield, plus all accrued fees specified in the Fee Letter as payable to the Bank Investors or the Liquidity Providers (or the Agent on their behalf) to the extent such fees are not paid by the Transferor in accordance with the provisions of the Transfer and Administration Agreement and the Fee Letter, in each case, accrued from the first day through the last day of such Due Period.

                     "Class A Certificate Rate" shall mean, with respect to the Due Period related to any Distribution Date, as to Falcon and the Bank Investors, respectively, a per annum interest rate which if multiplied by the average daily Class A Invested Amount owing to Falcon or the Bank Investors (as applicable) for such Due Period, would produce, on the basis of the actual number of days in such Due Period and a 360-day year an amount equal to the Class A Carrying Costs owed to Falcon or the Class A Carrying Costs owed to the Bank Investors, respectively, for such Due Period.

                     "Distribution Date" shall mean (i) with respect to Class A Certificates held by Falcon and amounts payable in respect thereof, the twentieth day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing with October 22, 2001 and (ii) with respect to Class A Certificates held by a Liquidity Provider or a Bank Investor and amounts payable in respect thereof, the last day of each related Tranche Period.

                     "Fee Letter" shall mean that certain letter agreement, dated as of the Transfer Date, among the Transferor, Falcon and the Agent with respect to certain fees, as amended, modified or supplemented from time to time.

                     "Transfer and Administration Agreement" shall mean the Amended and Restated Transfer and Administration Agreement, dated as of October 1, 2001, by and among the Transferor, Falcon, the Bank Investors party thereto from time to time and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

                     (iii) adding thereto, in proper alphabetical order, the
              following new definitions to read as follows:

                     "Accrual Period" shall mean a period of time from and including the first day of a calendar month and ending at the close of business on the last day of such calendar month.

                     "CP Costs" shall mean for each day, the sum of the following to the extent allocated to the Related Commercial
                     Paper: (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of breakage funding costs payable to Falcon pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Transferor shall request any Additional Class A Invested Amount during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs appli-cable to such Additional Class A Invested Amount, the principal of any such Additional Class A Invested Amount shall, during such period, be deemed to be funded by Falcon in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Additional Class A Invested Amount.

                     "Discount Rate" shall mean the LIBO Rate or the Prime Rate, as selected in accordance with the terms of the Fee Letter.

                     "Due Period" shall mean, with respect to a Distribution Date, (i) as to Falcon, the Accrual Period immediately preceding such Distribution Date and (ii) as to a Liquidity Provider or Bank Investor, the entire Tranche Period in which such Distribution Date occurs.

                     "Falcon" shall mean Falcon Asset Securitization Corporation, a Delaware corporation.

                     "LIBO Rate" shall mean the rate per annum equal to (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Due Period, and having a maturity equal to such Due Period, provided that,
                     (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Due Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Due Period, and having a maturity equal to such Due Period, and
                     (ii) if no such British Bankers' Association

                     Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Due Period shall instead be the rate determined by the Agent to be the rate at which Bank One, NA (Main Office Chicago) offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Due Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Due Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Due Period. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                     "Pooled Commercial Paper" shall mean Commercial Paper notes of Falcon subject to any particular pooling arrangement by Falcon, but excluding Commercial Paper issued by Falcon for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Falcon.

                     "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA (Main Office Chicago) or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                     "Tranche Period" shall mean (a) if Yield is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Transferor, commencing on a Business Day selected by Seller or the Agent. Such Tranche

                     Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or (b) if Yield is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

                     If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Termination Date shall be of such duration as selected by the Agent.

                     "Transfer Date" shall mean October 1, 2001.

                     "Yield" shall mean for each Due Period, an amount equal to the product of the applicable Discount Rate multiplied by the Class A Invested Amount owing to the Bank Investors for each day elapsed during such Due Period, annualized on a 360 day basis.

              (d) Section 3 of the Series Supplement is hereby amended by deleting the reference to "2%" in its entirety and replacing it with "8%."

              (e) Section 8 of the Series Supplement, which incorporates and sets forth certain sections of Article IV of the Agreement, is hereby amended by deleting the reference to "10:00 A.M. New York City time" appearing in the incorporated Section 4.11(b)(ii) in its entirety and replacing it with "10:00 A.M. Chicago time."

              (f) Section 9 of the Series Supplement, which incorporates and sets forth certain sections of Article V of the Agreement, is hereby amended by deleting the phrase "On each Distribution Date" appearing in the incorporated
Section 5.2 in its entirety and replacing it with "At least two Business Days prior to each Distribution Date."

              (g) Section 10 of the Series Supplement is hereby amended by:

                     (i) deleting the reference to "five Business Days"
              appearing in clause (a) of subsection (i) thereof in its entirety and replacing it with "two Business Days."

                     (ii) amending and restating clause (c) of subsection (i)
              thereof and the proviso to such subsection to read as follows:
              "(c) duly to observe or perform in any material respect any other covenants or agreements of the Transferor in the Agreement, this Series Supplement or in the Transfer and Administration Agreement (other than those specifically referred to elsewhere in this Section 10), which in the case of subclause (c) hereof, continues unremedied for a period of 30 days after written notice to the Transferor, and continues to affect materially and adversely the interests of the Series 1996-A Certificateholders for such period; provided, however, that an Early Amortization Event described in clause (b) or (c) shall not be deemed to occur if the Transferor has accepted the reassignment of the related Receivable within 30 days after receipt of written notice by the Transferor (or such longer period as the Trustee may specify not to exceed an additional 30 days) of such Early Amortization Event in accordance with the provisions of the Agreement;"

                     (iii) deleting each reference to "60 days" contained in
              subsection (iii) thereof in its entirety and replacing it with "30 days."

                     (iv) amending and restating the last proviso to appear in
              Section 10 to read as follows: "provided, however, that Class A Certificateholders holding Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Class A Invested Amount may waive any such Early Amortization Event with respect to the Series 1996-A Certificates."

               (h) Section 13(a) of the Series Supplement is hereby amended by deleting the reference to "this Section 12(a)" appearing therein in its entirety and replacing it with "this Section 13(a)."

              (i) Section 14 of the Series Supplement is hereby amended by:

                     (i) amending and restating the proviso to the fourth
              sentence of subsection (a) of such Section in its entirety to read as follows:

                     provided, however, that the consent of the Transferor and the Servicer shall not be required in connection with any transfer to the Bank Investors, any Liquidity Provider or any Affiliate of the Transferor pursuant to the Transfer and Administration Agreement or any transfer by Falcon to any Person.

                     (ii) amending and restating subsection (e) of such Section in its entirety to read as follows:

                            (e) Upon request for registration of a transfer of
                     any Class A Certificate at the office of the Transfer Agent and Registrar, executed by the registered owner, accompanied by a certification by the proposed assignee of such Class A Certificate substantially in the form attached as Exhibit D, and receipt by the Trustee of the written consent of each of the Transferor and the Servicer to such transfer, such Class A Certificate shall be transferred upon the Certificate Register. If the designated transferee of such Class A Certificate requests to have one or more new registered Class A Certificates issued in its name (which shall be in such transferee's sole discretion), upon surrender of the transferred Class A Certificate(s) to the office of the Transfer Agent and Registrar, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of such designated transferee one or more new registered Class A Certificates of any authorized denominations and of a like aggregate principal amount and tenor. Notwithstanding anything to the contrary contained in the Agreement, any transfer of a Class A Certificate noted on the Certificate Register in accordance with this
                     Section 14(e), shall be effective to recognize the designated transferee as the register owner of such Certificate for all purposes of this Series Supplement and the other Transaction Documents regardless of whether one or more new Certificates are issued in the name of such designated transferee. Such transfers of Class A Certificates shall be subject to the restrictions set forth in this Section 14, to such other restrictions as shall be set forth in the text of the Class A Certificates and to such reasonable regulations as may be prescribed by the Transferor. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Certificate Register.

              (j) Section 21 of the Series Supplement (which restates Section
7.4 of the Agreement) is hereby amended by deleting the phrase "except to the extent that they arise from any action by such Investor Certificateholder" appearing in the penultimate sentence of such Section 7.4, and replacing it with "except to the extent that they arise from the gross negligence or willful misconduct of such Investor Certificateholder."

              (k) The Series Supplement is hereby amended by adding a new
Section 24 to read as follows:

              Section 24. Notices and Consents of Certificateholders. Whenever any notice, delivery of documents or other communication to any Rating Agency is required under the Agreement or this Series Supplement with respect to the Series 1996-A, and whenever any approval, consent or confirmation of any Rating Agency is required under the Agreement, this Series Supplement or any other Transaction Document with respect to the Series 1996-A, if such Series is not then rated, then, in lieu of such notice, documents or other communication being given to the Rating Agencies, it shall be given to the Series 1996-A Certificateholders (and any agent for such Certificateholders) and, in lieu of seeking the approval, consent or confirmation of the Rating Agencies, the consent of the Series 1996-A Certificateholders holding Certificates evidencing 66-2/3% of the Invested Amount of Series 1996-A (and any agent for such Certificateholders) shall be required. In furtherance of the foregoing, the Transferor and the Servicer agree to give or cause to be given all such notices, documents and communications and to seek such consent, regardless of whether the Transferor or the Servicer is otherwise obligated to do so pursuant to the Agreement, this Series Supplement or any other Transaction Document.

              (l) Exhibits A and C to the Series Supplement are hereby amended and restated in their entirety in the form of Exhibits A and C, respectively, to this Amendment.

SECTION 2. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

              (a) Documents. (i) This Amendment shall have been duly executed and delivered by the parties hereto; (ii) the Transfer and Administration Agreement (as defined in the Series Supplement as amended hereby) shall have been duly executed and delivered by the parties thereto; (iii) the Assignment Agreement (as defined in the Transfer and Administration Agreement) shall have been duly executed and delivered by the parties thereto and each of the conditions to the effectiveness thereof shall have been satisfied.

              (b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of the Transferor and NCI set forth in the Series Supplement and in each other Transaction Document shall be true and correct as though made on and as of the date hereof (and by its execution hereof, each of the Transferor and NCI shall be deemed to have represented and warranted such as to its own representations and warranties contained in any Transaction Document to which it is a party; it being further understood and agreed that each reference to "this Series Supplement" or "the Series Supplement" or words of similar import contained in any such representation or warranty shall mean and be a reference to the Series Supplement, as amended hereby).

              (c) No Default. As of the date hereof, both before and after giving effect to this Amendment, no Early Amortization Event with respect to Series 1996-A and no Termination Event with respect to Series 1996-A shall have occurred and be continuing, and no event, which with the passage of time or the giving of notice or both would constitute any such Early Amortization Event or Termination Event, shall have occurred and be continuing (and by its execution hereof, the Transferor shall be deemed to have represented and warranted such).

SECTION 3. MISCELLANEOUS.

              (a) Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Series Supplement or of any other instrument or agreement referred to therein or (ii) prejudice any right or remedy which any Investor Certificateholder may now have or may have in the future under or in connection with the Series Supplement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Series Supplement to "this Series Supplement," "herein," "hereof" and words of like import and each reference in the other Transaction Documents to the "Series 1996-A Supplement," shall mean the Series Supplement as amended hereby. This Amendment shall be construed in connection with and as part of the Series Supplement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Series Supplement and each other instrument or agree-ment referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

              (b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to Section 13.1(c) of the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

              (c) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

              (d) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

              (e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            (Signature Pages Follow)

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

                                         NORDSTROM FSB,
                                         as Transferor and as Servicer


                                         By:/s/ Kevin Knight
                                         ---------------------------------------
                                         Name: Kevin Knight
                                         Title: Chairman and CEO


                                         NORDSTROM CREDIT, INC.


                                         By /s/ Carol Powell
                                         ---------------------------------------
                                         Name: Carol Powell
                                         Title:Assistant Treasurer


                                         WELLS FARGO BANK WEST, NATIONAL
                                         ASSOCIATION,
                                         as Trustee


                                         By: /s/ Gretchen Middents
                                         ---------------------------------------
                                         Name: Gretchen Middents
                                         Title: Vice President

                                                                       Exhibit A

                          [FORM OF CLASS A CERTIFICATE]

REGISTERED                                                              One Unit
                                                                            100%

No. A-1

              THIS CLASS A CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS CLASS A CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS A CERTIFICATE, AGREES THAT THIS CLASS A CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) TO THE TRANSFEROR, (2) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) AND IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY OF THE DOCUMENTATION REQUIRED BY THE AGREEMENT AND, IF THE TRUSTEE SO REQUIRES, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE) OR (3) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. EACH CERTIFICATE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS CLASS A CERTIFICATE IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT, A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB OR AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT). THIS CLASS A CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES SUPPLEMENT HAVE BEEN COMPLIED WITH. THIS CLASS A CERTIFICATE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE TRANSFEROR AND THE SERVICER AND UNLESS AND

UNTIL THE TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED BY THE SERIES SUPPLEMENT.

              THIS CLASS A CERTIFICATE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CLASS A CERTIFICATE BE MARKETED, ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER-MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING A MARKET WHEREIN INTERESTS IN THE CLASS A CERTIFICATES ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE CLASS A CERTIFICATES AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

              EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF NORDSTROM FSB AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING "PLAN ASSETS" OF ANY SUCH PLAN (EXCLUDING FOR PURPOSES OF THIS CLAUSE (V), ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

                       NORDSTROM CREDIT CARD MASTER TRUST

                      CLASS A VARIABLE FUNDING CERTIFICATE,
                                  SERIES 1996-A

       Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of VISA(R) and MasterCard(R) credit card accounts of

                                  NORDSTROM FSB

  (Not an interest in or obligation of Nordstrom Inc., Nordstrom Credit, Inc.,
                     Nordstrom fsb or any affiliate thereof)

This certifies that [___________________________________________] (the "Class A
Certificateholder") is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to the Master Pooling and Servicing Agreement, dated as of August 14, 1996 (as amended and supplemented from time to time, the "Agreement"), between Nordstrom fsb (formerly Nordstrom National Credit Bank), a federal savings bank, as Transferor and Servicer, and Wells Fargo Bank West, National Association (formerly Norwest Bank Colorado, National Association), a national banking association, as trustee (the "Trustee"), as supplemented by the Series 1996-A Supplement, dated as of August 14, 1996 (as amended and supplemented from time to time, the "Series Supplement"), by and among the Transferor and Servicer, Nordstrom Credit, Inc. and the Trustee. The corpus of the Trust consists of (i) receivables (the "Receivables") generated from time to time in a portfolio of revolving credit card accounts identified under the Agreement (the "Accounts"), (ii) all monies which are from time to time deposited in the Collection Account, the Excess Funding Account and any other accounts maintained for the benefit of Investor Certificateholders and (iii) all other assets and interests constituting the Trust Property. The Holder of this Class A Certificate is entitled to the benefit of the obligation of Nordstrom Credit, Inc. to make payments to the Trust under certain circumstances as provided in the Series Supplement. Although a summary of certain provisions of the Agreement and the Series Supplement is set forth below and on the Summary of Terms and Conditions attached hereto and made a part hereof, this Class A Certificate does not purport to summarize the Agreement and the Series Supplement and reference is made to the Agreement and the Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Series Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Series Supplement, as applicable.

              This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series Supplement, to which Agreement and Series Supplement, each as amended and supplemented from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and is bound.

              It is the intent of the Transferor and the Investor Certificateholders that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates will qualify as indebtedness of the Transferor secured by the Trust Property (unless otherwise specified in the related Supplement). The Class A Certificateholder, by the acceptance of this Class A Certificate, is deemed to agree to treat this Class A Certificate for Federal, state and local income and franchise tax purposes as indebtedness of the Transferor (except to the extent that different treatment is explicitly required under state or local tax statutes).

              Interest will accrue on the Class A Certificates from [_______________] through the last day of the Due Period preceding the [_______________] Distribution Date, and with respect to each Due Period thereafter, based on the actual number of days in the related Due Period and a year of 360 days, at a variable rate (the "Class A Certificate Rate") as determined in accordance with the Series Supplement. Interest on the Class A Certificates will be distributed on the twentieth day of each month, or, if such day is not a Business Day, on the next succeeding Business Day (each, an "Distribution Date"), commencing [_______________].

              In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. All principal of and interest on the Class A Certificates is due and payable no later than the August 2006 Distribution Date (the "Stated Series Termination Date"), but the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Series Supplement.

              Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Agreement or the Series Supplement or be valid for any purpose.

              IN WITNESS WHEREOF, the Transferor has caused this Class A Certificate to be duly executed.

       NORDSTROM FSB

       By:
          ----------------------------------
       Name:
       Title:

Dated:
      ----------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates described in the within-mentioned Agreement and Series Supplement.

WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as Trustee,


By:
   --------------------------------
         Authorized Officer


or


By:
         as Authenticating Agent
         for the Trustee,


By:
   --------------------------------
         Authorized Officer

                       NORDSTROM CREDIT CARD MASTER TRUST

                     CLASS A VARIABLE FUNDING CERTIFICATES,
                                  SERIES 1996-A

                         Summary of Terms and Conditions

              The Receivables consist generally of Principal Receivables and Finance Charge Receivables. This Class A Certificate is one of a Series of Certificates entitled Nordstrom Credit Card Master Trust, Series 1996-A Certificates (the "Series 1996-A Certificates"), and one of a class thereof entitled Class A Variable Funding Certificates, Series 1996-A (the "Class A Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The Trust Property is allocated in part to the Investor Certificateholders of all outstanding Series (the "Certificateholders' Interest") and the interests, if any, of any Enhancement Providers, with the remainder allocated to the Transferor. The aggregate interest represented by the Class A Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Initial Invested Amount is $186,600,000. The Class A Invested Amount on any date will be an amount equal to (a) the Class A Initial Invested Amount, plus (b) the aggregate principal amount of any Additional Class A Invested Amounts purchased by Class A Certificateholders, minus (c) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (d) the aggregate amount of Class A Investor Charge Offs for all prior Distribution Dates, plus (e) the aggregate amount of Class A Investor Charge Offs reimbursed pursuant to Section 4.5(a)(vi) of the Agreement prior to such date; provided, however, that the Class A Invested Amount may not be reduced below zero. In addition, a class of the Series 1996-A Certificates entitled Class B 6.50% Asset Backed Certificates, Series 1996-A (the "Class B Certificates") will be issued pursuant to the Agreement and the Series Supplement. Also, an Exchangeable Transferor Certificate has been issued to Nordstrom fsb pursuant to the Agreement which represents the Transferor Interest.

              Subject to the terms and conditions of the Agreement, the Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain Trust Property.

              Pursuant to Section 2.2 of the Amended and Restated Transfer and Administration Agreement, dated as of October 1, 2001 (as amended and supplemented from time to time, the "Transfer and Administration Agreement"), by and among the Transferor, Falcon Asset Securitization Corporation, the Bank Investors party thereto from time to time and Bank One, NA (Main Office Chicago), individually and as Agent, the holders of this Class A Certificate may from time to time be required, prior to the commencement of the Early Amortization Period for the Certificates, to purchase Additional Class A Invested Amounts on the terms and conditions specified in the Transfer and Administration Agreement.

              On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the last day of the preceding calendar month (each, a "Record Date") such Class A Certificateholder's pro rata share of such amounts as are payable to the Class A Certificateholders pursuant to the Agreement and the Series Supplement. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register or by wire transfer of immediately available funds to such Certificateholder's account so long as the Paying Agent was notified of such account at least five Business Days prior to the related Distribution Date, in each case without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate). Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered (or published) by the Trustee in accordance with the Agreement and the Series Supplement.

              On any Distribution Date occurring on or after the day on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount of the Series 1996-A Certificates of $196,500,000, the Series 1996-A Certificates are subject to retransfer to the Transferor. The retransfer price will be equal to the Invested Amount of the Series 1996-A Certificates plus accrued but unpaid interest thereon.

              Subject to certain conditions in the Agreement, if the Invested Amount of the Series 1996-A Certificates is greater than zero on the Stated Series Termination Date, the Trustee shall sell or cause to be sold an amount of Receivables (or interests therein) up to 110% of the Invested Amount at the close of business on such date, but not more than the total amount of Receivables allocable to the Series 1996-A Certificates pursuant to the Agreement, and apply the proceeds of such sale as provided in the Agreement and the Series Supplement.

              This Class A Certificate does not represent an obligation of, or an interest in, the Transferor, the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

              This Class A Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts) and is senior to the Class B Certificates, all as more specifically set forth hereinabove and in the Agreement and the Series Supplement.

              The Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or to add any other provisions with respect to matters or questions raised under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, the Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, to add to or change any of the provisions of the Agreement to enable Bearer Certificates to be issued in conformity with the Bearer Rules, to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Investor Certificates in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules.

              The Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders (except as set forth below), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series, which Opinion of Counsel may rely solely on the rating confirmation referred to in clause (iii) below (or 100% of the class of Certificateholders so affected have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause any outstanding Series to fail to qualify as debt for Federal income tax purposes, cause the Trust to be characterized for Federal income tax purposes as an association or a publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation characterization of any outstanding Series of Investor Certificates or the Federal income taxation of any Investor Certificateholder or any Certificate Owner, (iii) each Rating Agency assigning a rating for any class of Investor Certificates of any then outstanding Series shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Investor Certificates, and (iv) to the extent that any class of Investor Certificates is not then rated, such amendment shall be consented to by the Holders of Investor Certificates evidencing not less than 66-2/3% of the Invested Amount for such class (and any agent for the Investor Certificateholders of such class); provided, further that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

              The Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder; (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholder; or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each related Investor Certificateholder. Any amendment pursuant to this paragraph shall require that each Rating Agency rating the affected Series confirm that such amendment will not cause a reduction or withdrawal of the rating of the applicable Series, provided, that if the applicable Series is not then rated, such amendment shall be consented to by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount for such Series (and any agent for the Investor Certificateholders of such Series).

              Upon request for registration of transfer of any Class A Certificate at the office of the Transfer Agent and Registrar, executed by the registered owner, accompanied by a certification by the proposed assignee of such Class A Certificate substantially in the form attached as Exhibit D to the Series Supplement, and receipt by the Trustee of the written consent of each of the Transferor and the Servicer to such transfer, such Class A Certificate shall be transferred upon the register. If the designated transferee of such Class A Certificate requests to have one or more new registered Class A Certificates issued in its name (which shall be in such transferee's sole discretion), upon surrender of the transferred Class A Certificate(s) to the office of the Transfer Agent and Registrar, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of such designated transferee one or more new registered Class A Certificates of any authorized denominations and of a like aggregate principal amount and tenor. Any transfer of a Class A Certificate noted on such register as described above, shall be effective to recognize the designated transferee as the register owner of such Class A Certificate for all purposes of the Series Supplement and the other Transaction Documents regardless of whether one or more new Class A Certificates are issued in the name of such designated transferee.

              As provided in the Agreement and subject to certain limitations therein and herein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional undivided interests, as requested by the Certificateholder surrendering such Class A Certificates.

              No service charge may be imposed for any exchange or registration of transfer but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

              Any of the preceding provisions concerning registration of transfer or exchange of the Class A Certificates notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Class A Certificates for a period of 15 days preceding the due date for any payment with respect to the Class A Certificates.

              The Transferor, the Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Servicer nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

              THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                                                       Exhibit B

                            [INTENTIONALLY OMITTED]

                                                                       Exhibit C

                 FORM OF MONTHLY CERTIFICATEHOLDER'S STATEMENT

                                 [See Attached]